                                                                     EXHIBIT 4.1

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

            THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of July 7, 2004 (the "Amendment Effective Date"), is by and among The Men's Wearhouse, Inc., a Texas corporation (the "Borrower"), the financial institutions party hereto (collectively, the "Banks" and individually, a "Bank") and JPMorgan Chase Bank (together with any successor thereof, "JPMorgan Chase") in its capacity as administrative agent (the "Agent") for the Banks.

            WHEREAS, the Borrower, the Banks, the Agent, JPMorgan Chase, J.P. Morgan Securities Inc. (as "Sole Bookrunner"), J.P. Morgan Securities Inc. and Fleet Securities, Inc. (together as "Co-Lead Arrangers"), Wachovia Bank, National Association and Fleet National Bank (together, as "Co-Syndication Agents") previously entered into that certain Revolving Credit Agreement dated as of January 29, 2003 (as amended from time to time, the "Credit Agreement");

            WHEREAS, the Borrower has requested the Agent and the Banks to extend the scheduled Maturity Date to the fifth (5th) anniversary of the Amendment Effective Date;

            WHEREAS, in connection with the foregoing, the Banks which are a party hereto have agreed to such request subject to the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

Section 1. Amendments. The Credit Agreement is hereby amended as follows:

      (a)   Section 1.2 is amended as follows:

            (i) The terms "Adjustment Amount", "Adjustment Date", "Canadian Term Loan Facility", "Extension Election Date", "Extension Request", "Intercompany Credit Agreements", "Intercreditor Agreement", "Negative Adjustment Amount", "Non-Extending Bank", "Positive Adjustment Amount", "Replacement Bank", "Subscription Agreement", "Term Borrowers", and "Term Lenders" are hereby deleted.

            (ii) The definition of "Adjusted Debt" is hereby amended in its entirety to provide as follows:

                  "Adjusted Debt" means, at any time and without duplication, an amount (if positive) equal to (a) Total Funded Debt plus (b) an amount equal to the product of (i)

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            Base Rent Expense for the immediately preceding quarter times (ii)
            thirty-two (32) less (c) Excess Cash.

            (iii) The definitions of "Default" is hereby amended by deleting therefrom (1) the term "(i)" and (2) the phrase "or (ii) any "Default" as defined in the Canadian Term Loan Facility".

            (iv) The definition of "Applicable Margin" is hereby amended by replacing the pricing grid therein with the following:

                                   APPLICABLE MARGIN FOR                                     APPLICABLE MARGIN FOR
 ADJUSTED DEBT TO EBITDA PLUS      EURODOLLAR LOANS AND       APPLICABLE MARGIN FOR ABR     COMMITMENT FEES ON THE
      BASE RENT EXPENSE            LETTER OF CREDIT FEES                LOANS                  UNUSED COMMITMENT
      -----------------            ---------------------                -----                  -----------------
Less than 3.25:1.0                         1.50%                        0.00%                       0.275%

Equal  to  or   greater   than
     3.25:1.0  but  less  than
     4.0:1.0                               1.75%                        0.00%                       0.350%

Equal  to  or   greater   than
     4.0:1.0   but  less  than
     4.25:1.0                              2.00%                        0.25%                       0.425%

Equal  to  or   greater   than             2.25%                        0.50%                       0.500%
     4.25:1.0

            (v) The definition of "Related Facilities" is hereby amended by deleting therefrom the phrase "collectively, (i) the Canadian Term Loan Facility and (ii)".

            (vi) The definition of "Maturity Date" is hereby amended in its entirety to provide as follows:

                  "Maturity Date" shall mean July 7, 2009.

            (vii) The following definition is hereby inserted in proper alphabetical order:

                  "Excess Cash" means an amount, if positive, equal to the
            difference of (i) unrestricted cash and Cash Equivalents reflected on the Borrower's most recent consolidated balance sheet (exclusive of cash and Cash Equivalents of Unrestricted Subsidiaries therein reflected) less (ii) the sum of (x) $15 million and (y) the aggregate principal amount of Loans outstanding at the end of the most recent fiscal quarter.

      (b) Section 3.6 is hereby amended by deleting therefrom the phrases "and the Canadian Term Loan Facility" and "and under the Canadian Term Loan Facility".

      (c) Section 4.9 is hereby amended by (1) deleting therefrom subsections
(b)(ii) and (iii) and renumbering the remaining subsections accordingly and (2) deleting from subsection (b)(iv) the phrase "and under the Canadian Term Loan Facility".

      (d) Section 4.10 is hereby deleted.

      (e) Section 4.12 is hereby deleted.

      (f) Section 7.17 is hereby amended by deleting in each case the term "Closing Date" and inserting therein the date "July 7, 2004".

      (g) Section 9.7 (d) is hereby deleted.

      (h) Section 10.2 (h) is hereby deleted.

      (i) Section 10.3(d) is hereby amended by (i) deleting the date "October 13, 2003" each place it occurs and inserting in lieu thereof the date "July 7, 2004" and (ii) deleting the figure "$100,000,000" and inserting in lieu thereof the figure "$56,500,000".

      (j) Section 10.3(e) is hereby amended by (i) deleting the date "October 13, 2003" each place it occurs and inserting in lieu thereof the date "July 7, 2004" and (ii) deleting the figure "$100,000,000" and inserting in lieu thereof the figure "$56,500,000".

      (k) Section 10.8 (ii) is hereby deleted and the remaining subsection renumbered accordingly.

      (l) Section 10.10 is hereby amended by deleting from the last sentence therefrom the phrase "and (3) at such time as Chelsea Market System, LLC is a Restricted Subsidiary, up to 25% of the Capital Stock thereof may be owned by un-Affiliated Person(s)".

      (m) Section 10.21 (d) is hereby deleted.

      (n) Section 10.22 is hereby deleted.

      (o) Section 11.13 is hereby deleted.

      (p) Section 13.10 (b)(ii)(E) is hereby deleted.

      (q) Schedule 7.17 is hereby replaced with Schedule 7.17 attached hereto.

      (r) On the Amendment Effective Date, the Commitments shall be as disclosed on the signature pages hereto.

      Section 2. Amendment and Ratification. Upon the effectiveness hereof as provided in Section 13.18 of the Credit Agreement, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed to be in full force and effect in each and every respect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Bank, any Agent, or Issuing Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as modified hereby.

      Section 3. Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date when the Agent has confirmed (and has so notified the Borrower) that:

                  (i) counterparts hereof have been duly executed by the
            Borrower and the Banks and delivered to the Agent;

                  (ii) (a) promissory notes shall be executed and delivered by the Borrower in favor of each Bank requesting a promissory note to evidence its new Commitment, which notes, to the extent delivered in favor of a Bank that is a party to the Credit Agreement immediately prior to the effectiveness of this Amendment shall be in renewal and replacement of, and shall be delivered in substitution and exchange for (and not in payment of), the promissory note held by such Bank prior to the Amendment Effective Date, and (b) promissory notes executed by the Borrower hereunder (other than those executed pursuant to the preceding clause (a)) which are outstanding as of the Amendment Effective Date shall be marked "Cancelled and Replaced by Renewal" or "Cancelled and Discharged", or words of similar import, as applicable, and delivered to the Agent for ultimate delivery to the Borrower;

                  (iii) payment of (i) all fees due and owing and described in
            Section 5 hereof and (ii) the reasonable expenses of, or incurred by, the Agent and counsel, to the extent billed as of the Amendment Effective Date, to and including the Amendment Effective Date in connection with the negotiation and closing of the transactions contemplated herein;

                  (iv) Borrower shall deliver to the Agent written evidence
            satisfactory to the Agent and its counsel that Borrower has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of this Amendment, any other documents which it is required to execute, and an opinion of counsel to Borrower in form, scope and substance reasonably acceptable to the Agent;

                  (v) Borrower shall deliver to Agent a certificate as to the matters set forth in Section 4 (i), (ii) and (iii);

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                  (vi) Borrower has paid all amounts due under Section 3.5 of the Credit Agreement, if any, caused by the effectiveness of this Amendment; and

                  (vii) such Assignment and Assumption Agreements as required to establish the new Commitments have been duly executed and delivered.

      Section 4. Representation and Warranty. The Borrower hereby represents and warrants that, as of the Amendment Effective Date, after giving effect hereto:

                  (i) the representations and warranties of the Borrower and each Subsidiary contained in the Loan Documents are correct on and as of such date (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), as though made on and as of such date;

                  (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default;

                  (iii) no change in the business, assets, management,
            operations, financial condition or prospects of the Borrower and its Subsidiaries, as a whole, has occurred since the date of the most recent financial statements delivered pursuant to Section 9.1(b) of the Credit Agreement, which change has or is reasonably likely to have a Material Adverse Effect; and

                  (iv) As of the Amendment Effective Date, the Borrower owns the percentage of all classes of Capital Stock of each Subsidiary and the ownership of each such Subsidiary and the ownership of Borrower as of such date is as set forth on Schedule 7.17 attached hereto. Except for the Subsidiaries described on Schedule 7.17, the Borrower has no other Subsidiaries as of the Amendment Effective Date. As of the Amendment Effective Date, Borrower has no partnership or joint venture interests in any other Person except as set forth in
            Schedule 7.17. All of the issued and outstanding shares of Capital Stock of the Borrower and each Subsidiary are fully paid and nonassessable and, except as created by the Pledge Agreements are free and clear of any Lien. As of the Amendment Effective Date, each Non-Guaranteeing Restricted Subsidiary is set forth on Schedule 7.17.

      Section 5. Fees.

            (a) The Borrower agrees to pay to J.P. Morgan Securities Inc., for its own account, an arrangement fee payable in the amount separately agreed upon between the Borrower and J.P. Morgan Securities Inc.

            (b) The Borrower agrees to pay to the Agent, for the account of each Bank, an upfront fee in an amount equal to 20 basis points of the new Commitment of such Bank, payable on the Amendment Effective Date.

      Section 6. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York.

      Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  [Remainder Of Page Intentionally Left Blank]

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Effective Date.

                                             THE MEN'S WEARHOUSE, INC.

                                             By: /s/ CLAUDIA PRUITT
                                                 -------------------------------
                                             Name: Claudia Pruitt
                                             Title:  VP & Treasurer

COMMITMENTS

$17,000,000                                  JPMORGAN CHASE BANK,
                                             INDIVIDUALLY AND AS AGENT

                                             By: /s/ H. DAVID JONES
                                                 -------------------------------
                                             Name:  H. David Jones
                                             Title:  Vice President

$16,000,000                                  BANK OF AMERICA, N.A.

                                             By: /s/ ROSS EVANS
                                                 -------------------------------
                                             Name:  Ross Evans
                                             Title:  Vice President

$16,000,000                                  WACHOVIA BANK, NATIONALASSOCIATION

                                             By: /s/ SUSAN T. VITALE
                                                 -------------------------------
                                             Name: Susan T. Vitale
                                             Title: Vice President

$13,000,000                                  UNION BANK OF CALIFORNIA, N.A.

                                             By: /s/ HENRY G. MONTGOMERY
                                                 -------------------------------
                                             Name:  Henry G. Montgomery
                                             Title:  Vice President

$11,000,000                                  U.S. BANK NATIONAL ASSOCIATION

                                             By: /s/ GREGORY L. DRYDEN
                                                 -------------------------------
                                             Name:  Gregory L. Dryden
                                             Title:  Senior Vice President

$12,000,000                                  NATIONAL CITY BANK

                                             By: /s/ MICHAEL J. DURBIN
                                                 -------------------------------
                                             Name:  Michael J. Durbin
                                             Title:  Senior Vice President

$15,000,000                                  SOUTHWEST BANK OF TEXAS N.A.

                                             By: /s/ VALERIE B. GIBBS
                                                 -------------------------------
                                             Name:  Valerie B. Gibbs
                                             Title:  SVP